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                                                                  EXHIBIT 8.1


                                 May 8, 1995



Ford Credit Leasing Company, Inc.
Ford Motor Credit Company
The American Road
Dearborn, Michigan  48121


           Re:  Registration Statement on Form S-1
                Registration Statement No. 33-57827

Ladies and Gentlemen:

        In connection with the filing of Amendment No. 4 to the registration statement on Form S-1 (the "Registration Statement") of RCL Trust 1995-1, as originator of the trust, Ford Credit Leasing Company, Inc., as originator of the registrant, and Ford Motor Credit Company, as originator of the registrant, relating to the Ford Motor Credit Auto Lease Trust 1995-1 (the "Registration Statement") with the Securities and Exchange Commission contemporaneously herewith, you have requested our opinion regarding certain descriptions of tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement.

        Our opinion is based on an examination of the Prospectus, the Basic Documents(1), certain calculations provided to us by representatives of the Underwriter and Ford Motor Credit Company, certain representations of Ford Motor Credit Company, and such other documents, instruments and information as we have considered necessary. Our opinion is also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, including proposed regulations, and other applicable authorities.











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(1) Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Prospectus.
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Ford Credit Leasing Company, Inc.
Ford Motor Credit Company
May 8, 1995
Page 2



The statutory provisions, regulations and interpretations on which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Underwriter, Ford Motor Credit Company, and others.

        Based upon and subject to the foregoing, it is our opinion that the statements in the Prospectus under the headings "Summary -- Tax Status" and "Certain Federal Income Tax Consequences," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are a fair and accurate summary of the matters addressed therein, under existing law and the assumptions stated therein.

        We express no opinion with respect to the matters addressed in this letter other than as set forth above.

        We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,